Articles of Incorporation

(Pursuant to NRS CHAPTER 78)

1. Name of Corporation:	STRONG SOLUTIONS INC.

2. Registered Agent for Service of Process:	☒ Noncommercial Registered Agent

REGISTERED AGENTS, INC
Name of Noncommercial Registered Agent

442 COURT ST, ELKO NV 89801
Street Address, City Zip Code

442 COURT ST, ELKO NV 89801
Mailing Address

3. Authorized Stock:	Number of shares with par value: 75000000	Par value per share: $0.00010

4. Name and Addresses of the Board of Directors/Trustees:	ANDRII GUZIY
Name

	2/13 KOROLENKO STR.	KHARKOV CUTY, UKR	UK	61000-499
	Street Address	City	State	ZipCode

5. Purpose:	The purpose of the corporation shall be:		6. Benefit Corporation:
	ANY LEGAL PURPOSE			☐ Yes

7. Name, Address and Signature of Incorporator:	ANDRII GUZIY	X ANDRII GUZIY
	Name	Incorporator Signature

	2/13 KOROLENKO STR.	KHARKOV CITY, UKR	UK	61000-499
	Address	City	State	Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.

	X REGISTERED AGENTS, INC		6/18/2014
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20140443176-02
Filing Date and Time
06/18/2014 4:49 PM
Entity Number
E0319562014-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: STRONG SOLUTIONS INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

REGISTERED AGENTS, INC
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Mailing Address (if different from street address)	City	State	Zip Code
442 COURT ST	ELKO	Nevada	89801

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.00010 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ANDRII GUZIY
Name

2) ______
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

ANDRII GUZIY
Name

X ANDRII GUZIY
Incorporator Signature

8. Certificate of Acceptance of Appointment of Registered Agent:

6/18/2014
Date